REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 4, 2015 is by and between MAX SOUND CORPORATION., a Delaware corporation (the “Company”), and HONG KONG OPPORTUNITIES LLC, a Florida limited liability company (“HKO”).

A.   The Company has agreed, on the terms and subject to the conditions set forth in the Securities Exchange Agreement, dated as of March 4, 2015 (the “Securities Exchange Agreement”), and Certificate of Designation (“Certificate”) to issue to HKO five million shares (5,000,000) of Series A Convertible Preferred Stock (the “Preferred Stock”) in exchange for the company’s redemption of one hundred and twenty million shares of the Company’s common stock, par value

$.00001 per share beneficially owned by HKO. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Exchange Agreement.

B.  The shares of Preferred Stock are convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) in accordance with their terms contained in the Securities Exchange Agreement and Certificate.

C.                 In order to induce HKO to enter into the Securities Exchange Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”).

In consideration of HKO entering into the Securities Exchange Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                  DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified: “Commission” means the Securities and Exchange Commission.

“Effective Date” means the date on which the Registration Statement is declared effective by the Commission.

“Filing Deadline” means the sixtieth (60th) calendar day following the later of the Closing Date and the date on which the Company is eligible to file a Registration Statement on Form S-3.

“Holder” means any person owning or having the right to acquire, through conversion of the Preferred Stock, or Registrable Securities, including initially HKO and thereafter any permitted assignee thereof.

“Registrable Securities” means the Conversion Shares and any other shares of Common Stock issuable pursuant to the terms of the Preferred Stock, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares.

“Registration Deadline” means the one hundred eightieth (180th) calendar day following the Closing Date.

“Registration Period” has the meaning set forth in paragraph 2(b) below.

“Registration Statement” means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act (“Rule 415”) or any successor rule providing for the offering of securities on a continuous or delayed basis.

2.                  REGISTRATION.

(a)                Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form S-3, or S-1, whichever is applicable at that time, pursuant to Rule 415 under the Securities Act covering the resale of a number of shares of Registrable Securities equal to one hundred percent (100%) of the number of shares of Common Stock issuable on the Closing Date pursuant to the conversion of the Preferred Stock (such number to be determined using the Conversion Price as set forth in the Securities Exchange Agreement, as applicable, in effect on such date and without regard to any restriction on the ability of the Holder to convert such Holder’s Preferred Stock as of such date). Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the conversion of the Preferred Stock in order to prevent dilution resulting from stock splits, stock dividends or similar events. Notwithstanding the foregoing, if the Company does not meet the eligibility requirements for filing a Registration Statement on Form S-3, then the Company shall use its reasonable best efforts to take the actions necessary to meet the Form S-3 eligibility requirements as promptly as practicable.

(b)               Effectiveness. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof and by the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within five Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company will maintain the effectiveness of the Registration Statement until the earliest to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144, (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration

Statement may be immediately sold to the public under Rule 144 or any successor provision, and (iii) the first anniversary of the Effective Date (the period beginning on the Closing Date and ending on the earliest to occur of (i), (ii) or (iii) above being referred to herein as the “Registration Period”).

(c)                Allocation of Conversion Shares. The number of Conversion Shares included in any Registration Statement shall be allocated to the Holder based on the aggregate number of Registrable Securities issuable to Holder at the time the Registration Statement is declared effective by the Commission (such number to be determined using the Conversion Price, as applicable, in effect at such time and without regard to any restriction on the ability of Holder to convert such Holder’s Preferred Stock as of such date). In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

3.                  REPORTS.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees that during the Registration Period it will use commercially reasonable efforts to:

(a)                make and keep public information available, as those terms are understood and defined in Rule 144;

(b)               file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                furnish to such Holder, so long as such Holder owns any Registrable Securities and a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

4.                  MISCELLANEOUS.

(b)               Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of a majority of the Registrable Securities into which all of the Preferred Stock then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c)                Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Max Sound Corporation 2902A Colorado Avenue Santa Monica, CA 90404 Attn: John Blaisure Tel: (310) 264-0230

with a copy to: McMenamin Law Group

460 Park Avenue South, 12th Floor New York, NY 10016

Attn: Paul R. McMenamin Tel: (617) 951-7000

Fax: (617) 951-7050

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

(d)               Assignment. Upon the transfer of any Preferred Stock or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Securities Exchange Agreement; provided, however, that the registration rights granted under this Agreement shall not be assigned to any person or entity that receives any Preferred Stock or Registrable Securities in a public transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

(e)                Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

(f)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

(g)               Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(h)               Entire Agreement. This Agreement and the Securities Exchange Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Exchange Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(i)                 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)                 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

MAX SOUND CORPORATION

By:

By: John Blaisure

Title: Chief Executive Officer

Hong Kong Opportunities, LLC

By: Greg Halpern